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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                 PlayCore, INC.
                                       AT

                              $10.10 NET PER SHARE

                                       BY

                           JASDREW ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                            PlayCore HOLDINGS, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                           PlayCore HOLDINGS, L.L.C.
                                     AND BY

                                 PlayCore, INC.

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00, P.M., NEW YORK CITY TIME, ON THURSDAY, MAY 18, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  April 20, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by PlayCore Holdings, L.L.C., a Delaware limited liability company ("Holdings"), PlayCore Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Parent"), Jasdrew Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Company"), and PlayCore, Inc., a Delaware corporation (the "Company"), to act as Information Agent in connection with Holdings', Parent's, Acquisition Company's and the Company's joint offer to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of the Company, at a price of $10.10 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the "Offer") enclosed herewith. Holdings, Parent, Acquisition Company and the Company are collectively referred to herein as the "Offerors" and Acquisition Company and the Company are collectively referred to herein as the "Purchasers."

     THE OFFER IS BEING MADE PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 13, 2000 (THE "MERGER AGREEMENT"), BY AND AMONG THE COMPANY, PARENT AND ACQUISITION COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND HAS DETERMINED THAT THE OFFER AND THE MERGER ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY. THE BOARD OF
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DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE
OFFER AND TENDER THEIR SHARES PURSUANT THERETO.

     Also enclosed is the letter to stockholders of the Company from the Chairman of the Board of the Company.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST 1,367,947 SHARES, WHICH NUMBER OF SHARES CONSTITUTES A MAJORITY OF THE SHARES OUTSTANDING AND SHARES ISSUABLE UPON CONVERSION OF THE COMPANY'S 10% CONVERTIBLE DEBENTURES (EXCLUDING ANY SHARES OWNED BY ANY OFFICER, DIRECTOR OR AFFILIATE OF THE COMPANY, SHARES ISSUABLE UPON EXERCISE OF COMPANY OPTIONS AND WARRANTS, AND SHARES ISSUABLE UPON THE CONVERSION OF THE COMPANY'S 10% CONVERTIBLE DEBENTURES HELD BY AFFILIATES OF THE COMPANY) AND (2) THE COMPANY AND/OR ACQUISITION COMPANY HAVING RECEIVED OR HAVING AVAILABLE THE PROCEEDS OF THE FINANCING CONTEMPLATED BY THE FINANCING AGREEMENTS (AS DEFINED IN THE OFFER TO PURCHASE) AND THE PROCEEDS FROM THE CAPITAL CONTRIBUTION (AS DEFINED IN THE OFFER TO PURCHASE), INCLUDING BUT, NOT LIMITED TO, PROCEEDS SUFFICIENT TO (A) FINANCE THE PURCHASE OF THE SHARES THAT THE PURCHASERS ARE AGREEING TO PURCHASE PURSUANT TO THE OFFER, (B) PAY THE MERGER CONSIDERATION (AS DEFINED IN THE OFFER TO PURCHASE) PURSUANT TO THE MERGER, (C) PURCHASE CERTAIN SECURITIES OF THE COMPANY PURSUANT TO THE PLAYCORE PURCHASE AGREEMENTS (AS DEFINED IN THE OFFER TO PURCHASE), (D) REDEEM THE COMPANY'S THEN OUTSTANDING 10% CONVERTIBLE DEBENTURES AND REPAY THE OTHER OUTSTANDING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES AND (E) PAY THE FEES AND EXPENSES REQUIRED TO BE PAID BY THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL.

     Pursuant to the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Acquisition Company will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Acquisition Company, in the treasury of the Company and by holders who perfect their appraisal rights in accordance with the Delaware General Corporation Law), will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $10.10 in cash per share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase dated April 20, 2000.

          2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

          3. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required
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     documents to reach the Depositary (as defined in the Offer to Purchase)
     prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date.

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld.

          6. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchasers will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not properly withdrawn promptly after the latest to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions to the Offer set forth in "THE TENDER OFFER -- Section 11 (Conditions to the Offer)" of the Offer to Purchase. For purposes of the Offer, the Purchasers will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not properly withdrawn as, if and when the Purchasers give oral or written notice to the Depositary of their acceptance for payment of such Shares pursuant to the Offer. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share Certificates or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in "THE TENDER OFFER -- Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase) pursuant to the procedures set forth in "THE TENDER
OFFER -- Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase,
(ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in "THE TENDER OFFER -- Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for Shares be paid by the Purchasers, regardless of any delay in making such payment.

     The Purchasers will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent as set forth in "SPECIAL FACTORS -- Section 11 (Fees and Expenses)" of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchasers will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchasers will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00, P.M., NEW YORK CITY TIME, ON THURSDAY, MAY 18, 2000 UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Depositary, and Share Certificates should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under "THE TENDER OFFER -- Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase.
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     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                            Very truly yours,

                                            D.F. KING & CO., INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFERORS, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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